SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported):  March 4, 2004




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut 06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
                         (Registrant's Telephone Number,
                              Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

ITEM 12.  Disclosure of Results of Operations and Financial Condition
          -----------------------------------------------------------

          On March 4, 2004, Citizens Communications Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1.

          The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Jerry Elliott
                             --------------------------------
                             Jerry Elliott
                             Chief Financial Officer

Date: March 4, 2004

                                                       Citizens Communications
                                                       3 High Ridge Park
                                                       Stamford, CT 06905
                                                       203.614.5600
                                                       Web site: www.czn.net
-------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

Contacts:
Brigid M. Smith                     Michael A. Zarrella
Assistant Vice President            Vice President
Corporate Communications            Corporate Development
203.614.5042                        203.614.5179
bsmith@czn.com                      mzarrell@czn.com
--------------                      ----------------


                         Citizens Communications Reports
                           2003 Fourth-Quarter Results

Stamford,  Conn.,  March 4, 2004 --  Citizens  Communications  (NYSE:CZN)  today reported fourth quarter 2003 consolidated revenues of $554.1 million, consolidated operating income of $125.0 million, and consolidated net income of $15.0 million. Consolidated net income for the quarter includes an $11.3 million impairment charge related to the Vermont Electric division, a loss of $8.7 million related to post-closing purchase price adjustments on the sale of utility assets, a gain of $6.6 million as a result of a settlement of previously reserved telecommunications bankruptcy receivables, and a non-cash gain of $3.7 million from the extinguishment of capital lease obligations at Electric Lightwave.

The company produced free cash flow of $112.6 million for the fourth quarter 2003 and $478.1 million for the full year 2003. The company retired $104.2 million of debt during the quarter and ended the quarter with $583.7 million in cash. The company retired $726.6 million of debt and reduced its net debt balance by $923.1 million (or 20 percent) during the full year 2003. For the full year 2003 the company reported net cash provided by continuing operating activities of $732.3 million, net cash provided from investing activities of $108.5 million and net cash used by financing activities of $650.3 million.

Fourth quarter 2003 revenue from the company's ILEC operations was $505.6 million, down $14.8 million or 2.8 percent from $520.4 million in the fourth quarter of 2002. The decrease is due primarily to reduced network access services revenues, lower long distance revenue, loss of access lines and the sale of approximately 11,000 access lines in North Dakota in April 2003. These decreases were partially offset by continued increases in enhanced service and data revenues.

The company added a record 14,800 DSL customers during the quarter and had more than 120,000 DSL subscribers at December 31, 2003. The company's primary access line count, which does not take into account DSL subscriptions, decreased 17,700 lines during the quarter.

Citizens Communications Company                                        Page 2
March 4, 2004



ILEC operating income for the fourth quarter of 2003 was $134.7 million and operating income margin was 26.6 percent, compared to ILEC operating income of $89.2 million and operating income margin of 17.1 percent in the fourth quarter of 2002.

Capital expenditures for the ILEC were $82.8 million for the fourth quarter 2003 and were $244.1 million for the full year 2003.

Fourth quarter 2003 revenue from Electric Lightwave totaled $40.2 million, operating income was $3.1 million, and capital expenditures were $3.0 million.

The company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow. A reconciliation of the differences between these non-GAAP financial measures and the most comparable financial measure calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies.

Free  cash  flow  is  operating  income  plus   depreciation  and  amortization,
restricted stock based compensation and loss on impairment charges minus cash taxes, interest expense and capital expenditures.

The company believes that presentation of these non-GAAP financial measures provides useful information to investors regarding the company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions, and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions measure performance and report to management based upon these measures. In addition, the company believes that free cash flow, as the company defines it, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.

Management uses these non-GAAP financial measures to (i) assist in analyzing the company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and

Citizens Communications Company                                      Page 3
March 4, 2004


(v) assist management in understanding the company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments are not deducted from such measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.


About Citizens Communications
More information about Citizens can be found at www.czn.net.


This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                                       ###


TABLES TO FOLLOW


                         Citizens Communications Company
                           Consolidated Financial Data
                                   (unaudited)

                                                        For the quarter ended                  For the year ended
                                                             December 31,                        December 31,
                                                      --------------------------   %      ----------------------------   %
(Amounts in thousands - except per-share amounts)        2003        2002       Change       2003         2002        Change
                                                      ----------------------------------  ------------------------------------

Income Statement Data
Continuing operations
  Revenue                                              $ 554,085   $ 658,728       -16%    $2,444,938   $2,669,332        -8%
  Cost of services (exclusive of depreciation and
    amortization                                          57,064     119,101       -52%       369,689      476,920       -22%
  Other operating expenses                               210,329     236,611       -11%       893,199      995,326       -10%
  Restricted stock based compensation                      2,832       4,786       -41%         8,552        7,029        22%
  Depreciation and amortization (1)                      154,491     191,359       -19%       595,276      755,522       -21%
  Reserve for telecommunications bankruptcies             (6,637)     (6,925)       -4%        (4,377)      10,880      -140%
  Restructuring and other expenses                          (263)     15,274      -102%         9,687       37,186       -74%
  Loss on impairment (2)                                  11,300           -       100%        15,300    1,074,058       -99%
  Operating income (loss)                                124,969      98,522        27%       557,612     (687,589)      181%
  Investment and other income (loss), net                  7,989     (20,592)      139%        74,913      (85,620)      187%
  Gain/(loss) on sales of assets, net                     (8,700)      7,897      -210%       (20,492)       9,798      -309%
  Interest expense (includes dividends on preferred
    securities)                                           99,240     112,516       -12%       422,734      474,439       -11%
  Income tax expense (benefit)                            10,066       9,814         3%        67,216     (414,874)      116%
Loss from discontinued operations, net of tax                  -           -          -             -       (1,478)      100%
Gain on disposal of water segment, net of tax                  -      12,043      -100%             -      181,369      -100%
Cumulative effect of change in accounting principle (3)        -           -          -        65,769      (39,812)      265%
Net income (loss) attributable to common shareholders     14,952     (24,460)      161%       187,852     (682,897)      128%

Weighted average shares outstanding                      283,095     281,096         1%       282,434      280,686         1%

Net income (loss) attributable to common shareholders  $    0.05   $   (0.09)      156%    $     0.67   $    (2.43)      128%

Other Financial Data (4)
Total capital expenditures (5)                         $  86,357   $ 114,539       -25%    $  278,015   $  358,742       -23%
Free cash flow                                           112,569      65,761        71%       478,140      333,460        43%

Total debt (6)                                         4,283,631   5,016,272       -15%     4,283,631    5,016,272       -15%
  Less: Cash and cash equivalents                        583,671     393,177        48%       583,671      393,177        48%
Net debt                                               3,699,960   4,623,095       -20%     3,699,960    4,623,095       -20%


(1) Includes $10,577,000 and $23,379,000 of accelerated depreciation for the quarter and year ended December 31, 2002, respectively, related to the closing of our Plano, Texas facility.
(2)  Shown as the pre-tax amount.
(3) 2003 represents the effect of adoption of SFAS No. 143. 2002 represents the write-off of ELI's goodwill. Both are net of tax.
(4) A reconciliation of these non-GAAP measures to the most comparable GAAP measure is presented at the end of these tables.
(5) 2002 excludes $110,000,000 of previously leased facilities purchased by ELI in April 2002.
(6) Excludes equity units and convertible preferred stock. Total debt includes current portion of long term debt.

                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                                     For the quarter ended                       For the year ended
                                                         December 31,                               December 31,
                                                 -----------------------------  %          ---------------------------   %
(Dollars in thousands, except operating data)       2003          2002        Change          2003         2002        Change
                                                 --------------------------------------    --------------------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Network access services                       $ 163,526     $ 174,614       -6%       $ 667,042     $ 691,894       -4%
     Local network services                          214,490       214,397         -         859,002       850,319        1%
     Long distance and data services                  76,519        76,902         -         306,834       299,326        3%
     Directory services                               26,339        25,885        2%         106,934       104,383        2%
     Other                                            24,725        28,613      -14%         101,123       116,983      -14%
        ILEC revenue                                 505,599       520,411       -3%       2,040,935     2,062,905       -1%
     Electric Lightwave                               40,161        41,234       -3%         165,389       175,079       -6%
Total revenue                                        545,760       561,645       -3%       2,206,324     2,237,984       -1%

Expenses
     Network access expense                           51,731        60,688      -15%         223,547       235,462       -5%
     Other operating expenses                        206,036       208,383       -1%         826,958       881,696       -6%
     Restricted stock based compensation               2,638         4,539      -42%           8,275         6,864       21%
     Depreciation and amortization (1)               154,491       191,351      -19%         595,276       755,158      -21%
     Reserve for telecommunications bankruptcies      (6,637)       (6,925)      -4%          (4,377)       10,880     -140%
     Restructuring and other expenses                   (263)       15,274     -102%           9,687        37,186      -74%
     Loss on impairment (2)                                -             -         -               -       656,658     -100%
Total expenses                                       407,996       473,310      -14%       1,659,366     2,583,904      -36%

Operating Income (Loss)
     ILEC                                          $ 134,712     $  89,174       51%       $ 537,248     $ 413,241       30%
     ELI                                               3,052          (839)     464%           9,710      (759,161)     101%

Other Financial and Operating Data
     ILEC capital expenditures                     $  82,829     $  83,818       -1%       $ 244,089     $ 288,823      -15%
     ELI capital expenditures (3)                      2,982         3,800      -22%           9,496        12,003      -21%

     ILEC access lines (4)                         2,386,456     2,444,423       -2%       2,386,456     2,444,423       -2%
     DSL subscribers                                 120,461        71,058       70%         120,461        71,058       70%
     ILEC switched access minutes of use (in
       millions)                                       2,922         3,069       -5%          11,971        12,252       -2%
     ILEC average monthly revenue per average
       line                                        $   70.37     $   70.75       -1%       $   70.43     $   69.80        1%


(1)  See footnote (1) on first page.
(2)  See footnote (2) on first page.
(3)  See footnote (5) on first page.
(4) On April 1, 2003 and October 31, 2002, we completed the sale of approximately 11,000 and 4,000 telephone access lines, respectively, in the state of North Dakota. These sales affect the comparability of data presented.


                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                              For the quarter ended                      For the year ended
                                                  December 31,                              December 31,
                                          ----------------------------  %           --------------------------     %
(Dollars in thousands)                       2003         2002        Change            2003          2002      Change
                                          -------------------------------------     -------------------------------------
GAS AND ELECTRIC SECTORS (1)

Select Income Statement Data
Revenue                                       $ 8,325    $ 97,083      -91%         $ 238,614     $ 431,348      -45%
Gas, electric energy and fuel oil purchased     5,333      58,413      -91%           146,142       241,458      -39%
Other operating expenses                        4,293      28,228      -85%            66,241       113,630      -42%
Restricted stock based compensation               194         247      -21%               277           165       68%
Depreciation and amortization (2)                   -           8     -100%                 -           364     -100%
Loss on impairment                             11,300           -      100%            15,300       417,400      -96%
Operating income (loss)                       (12,795)     10,187     -226%            10,654      (341,669)     103%

Other Financial Data
Capital expenditures                              497       9,140      -95%            23,861        39,660      -40%


(1) Our Kauai Electric operations were sold on November 1, 2002. In addition, The Gas Company in Hawaii division was sold on August 8, 2003, our Arizona gas and electric divisions were sold on August 11, 2003 and our Vermont distribution facilities were sold on December 1, 2003. The sales of these properties affects the comparability of data presented.

(2)  Our  gas  and  electric   operations  are  reported  as  "held  for  sale."
     Accordingly, we ceased to record depreciation expense effective October 1, 2000 and January 1, 2001, respectively.


                         Citizens Communications Company
                    Condensed Consolidated Balance Sheet Data

(Dollars in thousands)
                                                             December 31, 2003     December 31, 2002
                                                           ---------------------  --------------------
                               ASSETS
                               ------
Current assets:
    Cash and cash equivalents                                       $   583,671           $   393,177
    Accounts receivable and other current assets                        289,457               360,043
    Assets held for sale                                                 23,130               447,764
                                                           ---------------------  --------------------
      Total current assets                                              896,258             1,200,984

Property, plant and equipment, net                                    3,525,640             3,690,056

Other long-term assets                                                3,267,212             3,331,665
                                                           ---------------------  --------------------
           Total assets                                             $ 7,689,110           $ 8,222,705
                                                           =====================  ====================

                       LIABILITIES AND EQUITY
                       ----------------------
Current liabilities:
    Long-term debt due within one year                              $    88,002           $    58,911
    Accounts payable and other current liabilities                      432,225               526,142
    Liabilities related to assets held for sale                          16,128               145,969
                                                           ---------------------  --------------------
      Total current liabilities                                         536,355               731,022

Deferred income taxes and other liabilities                             880,693               700,933
Equity units                                                            460,000               460,000
Long-term debt                                                        4,195,629             4,957,361
Mandatorily Redeemable Convertible Preferred Securities                 201,250               201,250
Shareholders' equity                                                  1,415,183             1,172,139
                                                           ---------------------  --------------------
           Total liabilities and equity                             $ 7,689,110           $ 8,222,705
                                                           =====================  ====================


                         Citizens Communications Company
                      Condensed Consolidated Cash Flow Data

(Dollars in thousands)
                                                                          For the year ended December 31,
                                                                        ------------------------------------
                                                                               2003               2002
                                                                        -----------------  -----------------

Income (loss) from continuing operations before extraordinary
   expense and cumulative effect of change in accounting principle             $ 122,083         $ (822,976)
Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
     Depreciation and amortization expense                                       595,276            755,522
     Investment write-downs                                                            -            117,455
     Gain on extinguishment of debt                                              (75,569)           (26,330)
     Investment (gains)/losses                                                         -             (3,363)
     (Gain)/loss on sales of assets, net                                          20,492             (9,798)
     Loss on impairment                                                           15,300          1,074,058
     Other                                                                        54,743           (447,701)
                                                                        -----------------  -----------------
Net cash provided by continuing operating activities                             732,325            636,867

Cash flows from investing activities:
     Proceeds from sales of assets, net of selling expenses                      388,079            224,678
     Capital expenditures (1)                                                   (278,015)          (468,742)
     ELI share purchases                                                               -             (6,800)
     Other                                                                        (1,612)             9,778
                                                                        -----------------  -----------------
Net cash provided from (used by) investing activities                            108,452           (241,086)

Cash flows from financing activities:
     Long-term debt principal payments                                          (653,462)        (1,062,169)
     Other                                                                         3,179             10,048
                                                                        -----------------  -----------------
Net cash used by financing activities                                           (650,283)        (1,052,121)

Cash provided by discontinued operations                                               -            833,648

Increase in cash and cash equivalents                                            190,494            177,308
Cash and cash equivalents at January 1,                                          393,177            215,869
                                                                        -----------------  -----------------

Cash and cash equivalents at December 31,                                      $ 583,671         $  393,177
                                                                        =================  =================


(1) 2002 includes $110,000 of previously leased facilities purchased by ELI in April 2002.


                                                                                                                 Schedule A

    Reconciliation of Non-GAAP Financial Measures

                                                                 For the quarter ended December 31,  For the year ended December 31,
                                                                 ----------------------------------  -------------------------------
     (Dollars in thousands)                                           2003               2002             2003             2002
                                                                 ----------------  ----------------  ---------------  --------------

    Operating Income (Loss) to Free Cash Flow;
    ------------------------------------------
       Net Cash Provided by Continuing Operating Activities
       ----------------------------------------------------

    Operating income (loss)                                          $ 124,969          $ 98,522         $ 557,612     $ (687,589)

     Add back:
        Depreciation and amortization                                  154,491           191,359           595,276        755,522

        Restricted stock based compensation                              2,832             4,786             8,552          7,029

        Loss on impairment                                              11,300                 -            15,300      1,074,058

     Subtract:
       Cash paid (refunded) for income taxes                            (4,574)            1,851            (2,149)       (17,621)

       Interest expense                                                 99,240           112,516           422,734        474,439

       Capital expenditures                                             86,357           114,539           278,015        358,742

                                                                 ----------------  ----------------  ---------------- --------------
     Free cash flow                                                     112,569            65,761           478,140        333,460

     Add back:
        Deferred income taxes                                          (14,300)          108,508            77,188       (252,468)

        Noncash (gains)/losses                                           5,020             3,648           (55,077)        77,964

        Investment and other income/(loss)                               7,989           (20,592)           74,913        (85,620)

        Cash paid/(refunded) for income taxes                           (4,574)            1,851            (2,149)       (17,621)

        Capital expenditures                                            86,357           114,539           278,015        358,742

     Subtract:
        Changes in current assets and liabilities                        3,612           129,040            22,445        195,233

        (Gain)/loss on sale of assets                                    8,700            (7,897)           20,492         (9,798)

        Income tax expense (benefit)                                    10,066             9,814            67,216       (414,874)

        Restricted stock based compensation                              2,832             4,786             8,552          7,029

                                                                 ----------------  ----------------  ---------------- --------------
     Net cash provided by continuing operating activities            $  167,851         $ 137,972        $  732,325    $   636,867
                                                                 ================  ================  ================ ==============